Exhibit 99.1
Digital Angel To Report 2007 Financial Results
DELRAY BEACH, FL — March 17, 2008 — Digital Angel (the “Company”) (NASDAQ: DIGA), an advanced technology company in the field of identification solutions for food safety and tracking of high value assets, announced today it will report financial results for the full year ended December 31, 2007. The Company will file its annual report on Form 10-K today after the market closes.
Digital Angel’s President and Chief Executive Officer Joseph J. Grillo commented, “2007 was an important year for the Company. The merger between Applied Digital Solutions and Digital Angel Corporation on December 28, 2007 sets the stage for a new chapter in the Company’s history. With a new management team in place and a fresh start, on this morning’s conference call I will focus my comments on the future — what we expect to deliver in 2008 and beyond. I urge you to join the call or Web cast at 9:00 a.m. for additional information.”
Conference Call
Digital Angel will host a conference call today, March 17, 2008, for investors, analysts, business and trade media, and other interested parties at 9:00 a.m. ET. Interested participants should call (866) 323-2725 within the United States or (706) 643-1836 internationally. Please use passcode 39005552. Alternatively, a simultaneous Web cast of the live conference call, including accompanying presentation materials, can be accessed through Digital Angel’s Web site at www.digitalangel.com. Please enter show number 342981. It is recommended that you register for this show in advance to ensure that you will be able to connect quickly and successfully at show time. While you can register up until 15 minutes prior to the show’s scheduled start time, registering now will save you time and facilitate quick entry at the start of the show. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from March 17 at approximately 11:30 a.m. ET to March 25 at 11:59 p.m. ET. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 39005552. Alternatively, a Web cast replay can be accessed through Digital Angel’s Web site at www.digitalangel.com.
About Digital Angel
Digital Angel (www.DigitalAngel.com) is an advanced technology company in the field of identification solutions for food safety and tracking of high value assets. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and RFID ear tags; and GPS search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel is also the controlling stockholder of VeriChip Corporation (NASDAQ: CHIP).
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for strong revenue growth of our RFID and other businesses, success of the Company’s marketing and sales initiative, benefits of the merger, and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; our inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K/A under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on April 6, 2007, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Allison Tomek
Phone: (561) 805-8000
atomek@digitalangel.com
###